Exhibit 10.14

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

Effective July 1, 2003

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

i

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

ARTICLE 8 Beneficiary Designation	8
8.1 Beneficiary	8
8.2 Beneficiary Designation; Change; Spousal Consent	9
8.3 Acknowledgement	9
8.4 No Beneficiary Designation	9
8.5 Doubt as to Beneficiary	9
8.6 Discharge of Obligations	9
ARTICLE 9 Trust	9
9.1 Establishment of the Trust	9
9.2 Interrelationship of the Plan and the Trust	9
9.3 Deposits	10
ARTICLE 10 Miscellaneous	10
10.1 Status of Plan	10
10.2 Unsecured General Creditor	10
10.3 Company’s Liability	10
10.4 Nonassignability	10
10.5 Furnishing Information	10
10.6 Terms	11
10.7 Captions	11
10.8 Governing Law	11
10.9 Validity	11
10.10 Notice	11
10.11 Successors	11
10.12 Spouse’s Interest	11
10.13 Incompetent	11
10.14 Court Order	12
10.15 Distribution in the Event of Taxation	12
10.16 Legal Fees To Enforce Rights After Change in Control	12

ii

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

THE RYLAND GROUP, INC.
SENIOR EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
Effective July 1, 2003

     The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated, in accordance with Article 8, that are entitled to receive the Participant’s benefits under this Agreement upon the Participant’s death.

1.2	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that the Participant completes, signs and returns to the Committee to designate a Beneficiary.

1.3	“Change in Control” shall mean the first to occur of any of the following events:

(a)	The acquisition by any person, other than the Company or any employee benefit plan of the Company, of beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	The first purchase under a tender offer or exchange offer, other than an offer by the Company or any employee benefit plans of the Company, pursuant to which shares of common stock have been purchased;

(c)	During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by stockholders of the Company of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

(d)	Approval by stockholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

1.4	“Claimant” shall have the meaning set forth in Section 7.1.

1.5	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

1.6	“Committee” shall mean the committee described in Article 6.

1.7	“Company” shall mean The Ryland Group, Inc., a Maryland corporation.

1.8	“Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the Company.

1.9	“Death Benefit” shall mean a benefit described in Section 3.2(c)

1.10	“Effective Date” of the Plan is July 1, 2003.

1.11	“Election Form” shall mean the form upon which the Participant elects the manner of distribution of his or her Vested SERP Benefit and/or Death Benefit, and shall be made in such form as the Committee may require.

1.12	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.13	“Initial Participants” are Mark L. Beisswanger, Robert J. Cunnion, III, Eric E. Elder, David L. Fristoe, John M. Garrity, Timothy J. Geckle, Cathey S. Lowe, Gordon A. Milne, Daniel G. Schreiner and Kipling W. Scott.

1.14	“Involuntary Termination of Employment Without Cause” shall mean an involuntary termination of the Participant’s employment with the Company other than by reason of the Participant’s (i) willful and continued failure to perform the material duties of his or her position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the Company; or (iii) conviction of a felony. No act or failure to act on the part of the Participant shall be considered “willful” unless it is done or omitted to be done in bad faith or without reasonable belief that the action or omission was in the best interest of the Company.

1.15	“Lump Sum” shall mean the present value equivalent of a Participant’s remaining unpaid Vested SERP Benefit or Death Benefit, as the case may be, using an 8% discount rate.

1.16	“Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who signs an Election Form and a Beneficiary Designation Form, and (iii) whose participation in the Plan has not terminated. As of the Effective Date of the Plan, the Participants are the Initial Participants. A spouse or former spouse of a Participant, as such, shall not be treated as a Participant in the Plan or have a SERP Benefit under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a beneficiary, or as a result of applicable law or property settlements resulting from legal separation or divorce.

1.17	“Plan” shall mean the Company’s Senior Executive Supplemental Retirement Plan, which shall be evidenced by this instrument, as it may be amended from time to time.

1.18	“SERP Benefit” shall mean a benefit described in Section 3.1(c)

1.19	“Termination of Employment” shall mean the severing of employment with the Company, voluntarily or involuntarily, for any reason.

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

1.20	“Trust” shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of November 1, 2002, between the Company and the trustee named therein, as amended from time to time.

1.21	“Vested SERP Benefit” shall mean a benefit described in Section 3.1(c)

ARTICLE 2
Vesting

2.1	Vesting in Benefits

(a)	General. The Participant shall vest in his or her SERP Benefit according to the following vesting schedule, provided that he or she is continuously employed with the Company from his or her commencement of participation in the Plan (which for Initial Participants is July 1, 2003) through the specified date of vesting:

Anniversary of Plan
Participation	Vesting Percentage

1st Year	20%
2nd Year	40%
3rd Year	60%
4th Year	80%
5th Year	100%

(b)	Special. For the Initial Participants in the Plan, the “Anniversary of Plan Participation” shall be determined using a Plan Participation date of July 1, 2003 such that the Anniversary of Plan Participation for “1st Year” is July 1, 2004, for “2nd Year” is July 1, 2005, for “3rd Year” is July 1, 2006, for “4th Year “ is July 1, 2007 and for “5th Year” is July 1, 2008. Notwithstanding anything to the contrary in this Section 2.1, the Participant shall immediately become 100% vested (if he or she is not already vested in accordance with the above vesting schedule) in his or her SERP Benefit upon the occurrence of a Change in Control or if he or she experiences an Involuntary Termination of Employment Without Cause.

ARTICLE 3
Benefits

3.1	Eligibility for Benefits

(a)	SERP Benefit. Upon Termination of Employment, the Participant shall be eligible to receive his or her Vested SERP Benefit starting on the date specified below.

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

(b)	Commencement of SERP Benefit. The payment of the Participant’s Vested SERP Benefit shall commence within sixty (60) days of January 1 following the Participant’s 60th birthday or such later date, as elected by the Participant at the time of his or her commencement of participation in the Plan, that is not later than January 1 following his or her 65th birthday.

(c)	SERP Benefit Amount. A Participant’s “SERP Benefit” is a benefit in the form of 15 annual payments in the amount of $150,000 each. A Participant’s “Vested SERP Benefit” is the benefit specified in the preceding sentence multiplied for each payment by the applicable vesting percentage set forth in Article 2 of this Plan.

3.2	Death Benefit

(a)	Death Benefit. In the event that the Participant dies before his or her Vested SERP Benefit has been paid in full, the Participant’s Beneficiary shall receive a Death Benefit.

(b)	Commencement of Death Benefit. The Death Benefit shall be paid to the Participant’s Beneficiary commencing no later than sixty (60) days after the date on which the Participant would have otherwise received the next SERP Benefit payment had he or she lived; provided, however that such Death Benefit payment shall commence only if the Committee receives proof that is satisfactory to the Committee of the Participant’s death prior to that scheduled SERP Benefit payment date. If such proof is not timely received, the Death Benefit shall commence no later than sixty (60) days after such proof is received.

(c)	Death Benefit Amount. The “Death Benefit” paid to a Participant’s beneficiary as a result of the Participant’s death shall be a benefit in the form of the Participant’s remaining unpaid Vested SERP Benefit.

3.3	Lump Sum Payment and Change of Commencement Date. In lieu of the forms of payment set forth in Sections 3.1 and 3.2 above, the Participant may elect on an Election Form to have his or her (i) Vested SERP Benefit paid in a Lump Sum, and/or (ii) his or her Death Benefit paid in a Lump Sum. Subsequent to any initial election, the Participant may change the payment commencement day or the form of benefit payment (i.e., lump sum or 15 annual payments) by submitting a new Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least one (1) year prior to the date on which the payment of the applicable benefit would have commenced without the new election. The Election Form most recently accepted by the Committee shall govern the payout of the Participant’s Vested SERP Benefit and Death Benefit. If a Participant’s election to change the commencement date of benefit payments or the form of benefit payments is not timely submitted, then such change election shall be deemed void.

3.4	Withdrawal Election. On or after the date that payments commence under this Plan, the Participant, or his or her Beneficiary, as the case may be, may elect to receive all or a percentage of the Participant’s remaining unpaid Vested SERP Benefit payments or Death Benefit payments,

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

in a Lump Sum, less a penalty equal to 10% of the Lump Sum amount (the net amount shall be referred to as the “Benefit Amount”). The Participant, or his or her Beneficiary, shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant, or his or her Beneficiary, shall be paid the Benefit Amount within sixty (60) days of the election date. In the event that a Participant elects to receive less than 100% of his or her remaining unpaid Vested SERP Benefit payments or Death Benefit payments as a distribution under this Section, any remaining annual installments payable pursuant to Article 3 shall be adjusted accordingly.

3.5	Committee Discretion. Upon the request of the Participant, the Committee, in its sole discretion and consistent with its established procedures and rules, may consider other forms of benefit payments, or the timing of benefit payments, as it deems necessary and prudent under the circumstances.

3.6	Withholding and Payroll Taxes. The Company shall withhold from any and all benefits made under this Article 3, all federal, state and local income, employment and other taxes required to be withheld by the Company in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Company.

ARTICLE 4
Termination, Amendment or Modification of the Plan

4.1	Termination or Amendment. This Agreement may be amended or terminated only by a written agreement executed by both the Company and all of the current Participants.

4.2	Termination of Agreement. Unless otherwise modified pursuant to Section 4.1 above, this Plan shall terminate upon the full payment to all Participants of all Participants’ Vested SERP Benefits or Death Benefits in accordance with Article 3.

ARTICLE 5
Other Benefits and Agreements

5.1	Coordination with Other Benefits. The benefits provided for the Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. This Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 6
Administration of the Plan

6.1	Committee Duties. This Plan shall be administered by a Committee, which shall consist of the Compensation Committee, or such committee as the Compensation Committee shall appoint. The Committee shall have the discretion and authority to (i) make, amend, interpret and enforce all

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

appropriate rules and regulations for the administration of this Plan, (ii) make benefit entitlement determinations, and (iii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

6.2	Administration Upon Change in Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the Compensation Committee of the Board of Directors of the Company, as such Compensation Committee was constituted prior to the Change in Control. The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Trust assets or select any investment manager or custodial firm for the Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participant and his or her Beneficiaries, the Participant’s benefits under this Plan, the date and circumstances of the Participant’s termination of employment or death, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) only with the approval of the Compensation Committee of the Board of Directors of the Company, as such Compensation Committee was constituted prior to a Change in Control. Upon and after a Change in Control, the Administrator may not be terminated by the Company. If the Administrator resigns or is removed and no successor is appointed and approved by the Compensation Committee of the Board of Directors of the Company, as such Compensation Committee was constituted prior to a Change in Control, the Participant may apply to a court of competent jurisdiction for appointment of a successor third-party administrator.

6.3	Agents. In the administration of this Plan, the Committee may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Company.

6.4	Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

6.5	Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

6.6	Company Information. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of the Participant, the date and circumstances of the Participant’s termination of employment or death, and such other pertinent information as the Committee may reasonably require.

ARTICLE 7
Claims Procedures

7.1	Presentation of Claim. The Participant or his or her Beneficiary (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant pursuant to this Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

7.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 7.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

7.3	Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

7.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

7.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 7 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

7.6	Named Fiduciary. The Committee shall be the named fiduciary, within the meaning of ERISA, with respect to this Plan solely for purposes of this Article 7.

ARTICLE 8
Beneficiary Designation

8.1	Beneficiary. The Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the Participant’s death. The Beneficiary designated under this Plan may be

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates.

8.2	Beneficiary Designation; Change; Spousal Consent. The Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. The Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary and if the Committee requires that spousal consent be obtained with respect to the Participant, a spousal consent, in the form designated by the Committee, must be signed by the Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

8.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

8.4	No Beneficiary Designation. If the Participant fails to designate a Beneficiary as provided in Sections 8.2 and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant’s estate.

8.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Company to withhold such payments until this matter is resolved to the Committee’s satisfaction.

8.6	Discharge of Obligations. The payment of benefits under this Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant, and this Plan shall terminate upon such full payment of benefits.

ARTICLE 9
Trust

9.1	Establishment of the Trust. The Company shall establish the Trust. In order to provide the cash payments needed to fulfill the obligations to Participants under the Plan, the Company shall at least annually transfer over to the Trust the amount of cash or other property, including securities, to provide for all anticipated benefit payments under the Plan. In the event of a Change in Control, the Company shall immediately transfer over to the Trust the amount of cash needed to provide for all benefit payments required under Articles 2 and 3 for all Participants, including in connection with Section 2.1(b)

9.2	Interrelationship of the Plan and the Trust. The provisions of this Plan shall govern the rights of the Participant to receive distributions. The provisions of the Trust shall govern the rights of the

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

Company, the Participant and the creditors of the Company to the assets transferred to the Trust. The Company shall at all times remain liable to carry out its obligations under the Plan. The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

9.3	Deposit. The Company shall deposit into the Trust an amount of cash or other assets, including securities, equal to all anticipated benefits and payments under the Plan. Immediately upon a Change in Control, the Company shall deposit into the Trust the amount of cash or other assets sufficient in amount to cause the total value of cash or other assets in the Trust to equal the present value of all payments of all SERP Benefits to all Participants under Articles 2 and 3, including Section 2.1(b), using an 8% discount rate.

ARTICLE 10
Miscellaneous

10.1	Status of Plan. This Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that is “unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). This Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

10.2	Unsecured General Creditor. The Participant and his or her Beneficiaries, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. Any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.

10.3	Company’s Liability. The Company’s liability for the payment of benefits shall be defined only by this Plan.

10.4	Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant’s or any other person’s bankruptcy or insolvency.

10.5	Furnishing Information. The Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of this Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

10.6	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.7	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.8	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Maryland without regard to its conflict of laws principles.

10.9	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Senior Vice President, Human Resources
The Ryland Group, Inc.
24025 Park Sorrento
Suite 400
Calabasas, California 91302

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

10.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and his or her Beneficiary.

10.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of the Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

10.13	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

10.14	Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Committee has been named as a party.

10.15	Distribution in the Event of Taxation

(a)	In General. If, for any reason, all or any portion of the Participant’s benefit under this Plan becomes taxable to the Participant prior to receipt, the Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed the Participant’s unpaid Vested SERP Benefit under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)	Trust. If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to the Participant or his or her Beneficiary in accordance therewith, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

10.16	Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board of Directors of the Company (which might then be composed of new members) or a shareholder of the Company or of any successor corporation or affiliate of a successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, litigation seeking to deny the Participant the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to the Participant that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company or any other person takes any action to declare the Plan void or unenforceable or institutes any action, litigation or legal action designed to deny, diminish or to recover from the Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any action, litigation or legal action, whether by or against the Company or any director, officer, shareholder, other person or entity affiliated with the Company or any successor corporation or affiliate of a successor corporation thereto in any jurisdiction.

The Ryland Group, Inc.
Senior Executive Supplemental Retirement Plan
Master Plan Document

IN WITNESS WHEREOF, the parties have executed this Plan effective as of July 1, 2003.

“Company” The Ryland Group, Inc., a Maryland corporation

By:	/s/ R. Chad Dreier

R. Chad Dreier Chairman, President and Chief Executive Officer

Attest:	/s/ Timothy J. Geckle

Timothy J. Geckle Senior Vice President, General Counsel/Secretary